Exhibit 99.3

School Specialty Plan of Reorganization Confirmed by Bankruptcy Court

Company Expects to Emerge From Chapter 11 Within Next Two Weeks

Debt Reduced by Approximately Half

Company to Receive $320 Million in Exit Financing

GREENVILLE, Wis., May 23, 2013 (GLOBE NEWSWIRE) — School Specialty, Inc. (OTCQB:SCHSQ) announced today that the U.S. Bankruptcy Court for the District of Delaware entered an order confirming the Company’s Second Amended Joint Plan of Reorganization (the Plan). School Specialty expects the Plan to become effective within the next two weeks.

School Specialty’s President and CEO Michael P. Lavelle, said, “We are pleased to receive Court approval of our Plan of Reorganization and look forward to exiting Chapter 11 within the next two weeks. We have used the past four months to continue transforming our company by strengthening our capital structure, enhancing our financial flexibility and improving the quality and efficiency of our operations to deliver better value for our customers. I am grateful for the hard work and dedication of our employees who have helped make this restructuring a success, and the continued support of our suppliers and business partners. Today, School Specialty is much better positioned as an industry leader to satisfy the needs of our customers with outstanding customer care and enhance our brands and product offerings.”

Under the Plan, School Specialty will reduce its total debt obligations by half and enable the Company to secure $320 million in new financing.

Existing common stock will be extinguished under the Plan, and no distributions will be made to holders of the Company’s current equity. New common stock with voting rights will be issued to the Company’s current noteholders and Ad Hoc DIP lenders. School Specialty expects to continue to comply with public reporting requirements as designated by the U.S. Securities and Exchange Commission, although the new company does not expect initially to be listed on a stock exchange.

Lavelle added, “Throughout this process, we continued to focus on our business and customers. We are excited about our new Delta FOSS 3rd Edition in Science for K-6 and customized Science program for the upcoming Texas state adoption. Our digital applications now create blended curriculum options in Science, Reading and Math Intervention, and in Health and Wellness. This fall, we are introducing a new mobile digital application for student planners. Adding to our classroom furniture offerings, we now own the full distribution rights for the well-known Royal Brand Seating brand. Our Educational Resources also include facility and classroom supplies; Sax art education, Sportime physical education and early childhood products; the Abilitations line for special needs students, as well as other teacher resources. We emerge from this transition well-equipped to continue providing our customers with the industry’s broadest range of supplemental educational and instructional products and equipment for the upcoming fall school season and for the long term.”

Additional information concerning the restructuring is available on the Company’s website at www.schoolspecialty.com. Claims and distributions information and a copy of the Plan and Disclosure Statement are available at www.kccllc.net/schoolspecialty or by calling (+1-877) 709-4758.

Statement Concerning Forward-Looking Information

Any statements made in this press release about future financial condition, results of operations, expectations, plans, or prospects, constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and/or similar expressions. These forward-looking statements are based on School Specialty’s current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty’s Annual Report on Form 10-K for the fiscal year ended April 28, 2012, which factors are incorporated herein by reference. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

About School Specialty, Inc.

School Specialty is a leading education company that provides innovative and proprietary products, programs and services to help educators engage and inspire students of all ages and abilities to learn. The company designs, develops, and provides preK-12 educators with the latest and very best curriculum, supplemental learning resources, and school supplies. Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential. For more information about School Specialty, visit www.schoolspecialty.com.

CONTACT: Investor Contact:

School Specialty, Inc.

Elizabeth Higashi, CFA

(920) 243-5392

IR@schoolspecialty.com

Media Contact:

Kekst and Company

Kimberly Kriger

(212) 521-4800

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